EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

Restricted Notes
of
INGRAM MICRO INC.

          This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) outstanding 9 7/8% Senior Subordinated Notes due 2008 (the “Restricted Notes”) are not immediately available, (ii) Restricted Notes and the Letter of Transmittal cannot be delivered to Bank One Trust Company, N.A. (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus dated           , 2001 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of Ingram Micro Inc., a Delaware corporation (the “Company”).

The Exchange Agent for the Exchange Offer is:

Bank One Trust Company, N.A.

By Registered or Certified Mail: Bank One Trust Company, N.A. One North State Street, 9th Floor Chicago, IL 60602 Attention: Exchanges	By Overnight Delivery or Hand:

Bank One Trust Company, N.A.
One North State Street, 9th Floor
Chicago, IL 60602
Attention: Exchanges
(for deliveries after 4:30 p.m. on the Expiration Date, call (800) 524-9472 for information)
By Facsimile Transmission: (for Eligible Institutions Only): (312) 407-8853 Attention: Exchanges Confirm by Telephone: (800) 524-9472

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

      The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Restricted Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Restricted Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Restricted Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone Number:	Date:

NOTE:	DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF RESTRICTED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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